                                                                    Exhibit 23.3



Board of Directors
Golden Sky Holdings, Inc.:


We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the proxy statement/prospectus.



KPMG LLP


Kansas City, Missouri
February 24, 2000